Exhibit 3.22

BYLAWS

OF

ASCENT ACQUISITION CORPORATION

ARTICLE 1. OFFICES

The principal office of ASCENT ACQUISITION CORPORATION (referred to herein as the “corporation”) in the State of Arkansas shall be located in Craighead County. The corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in the month of January at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon as reasonably practical.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to call such meetings, and a special meeting shall be called by the President at the request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 3. Place of Meeting. Unless otherwise prescribed by statute, the Board of Directors may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the State of Arkansas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Arkansas.

SECTION 4. Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail or in person to each shareholder of record entitled to vote at such meeting, not less than sixty (60) days nor more than seventy-five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in all other cases. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States Mail, postage prepaid, and addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation.

SECTION 5. Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of stock or (iv) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 6. List of Shareholders Entitled to Vote. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the corporation who are entitled to notice of the shareholders’ meeting, which list must be arranged by voting group and must show the address of and number of shares held by each such shareholder. The shareholders list must be made available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, and the agents and attorneys of shareholders, shall be entitled on written demand to inspect and, subject to the requirements of Ark. Code Ann. §4-27-1602C, to copy the list, at the shareholder’s expense, during regular business hours during the period the list is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder, and any agent or attorney of any shareholder, shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

SECTION 7. Quorum; Vote Required For Action. Unless otherwise provided by applicable law, a majority of the votes entitled to be cast on a matter by the shareholders of the corporation represented in person or by proxy shall constitute a quorum for purposes of such matter at any meeting of shareholders. A majority of the votes cast at any meeting at which a quorum is present shall decide every question or matter submitted to the shareholders at such meeting, unless otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws.

SECTION 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its effective date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the records of the meeting.

SECTION 9. Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 10. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or the President, or in their absence by a Vice President, or in the absence of the foregoing by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 11. Voting of Shares. Subject to the provisions of these Bylaws, and particularly the following section hereof, each outstanding share entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 12. Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. All written consents executed by one or more shareholders shall be included in the minutes or filed with the corporate records. If it is required by law that notice of the proposed action be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The Board of Directors of the corporation shall consist of one (1) individual. The director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been duly elected and qualified.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors, or if there shall be only one director, at that director’s request. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Place of Meetings. Regular meetings of the Board of Directors which coincide with meetings of the shareholders shall be held at the same place as the shareholders’ meeting. Other meetings of the Board of Directors shall be held at such place as is designated in the notice of the meeting, either within or without the State of Arkansas. A waiver of notice signed by all directors entitled to vote at a meeting may designate any place, either within or without the State of Arkansas, as the place for holding such meeting. If no designation is made, the Board of Directors’ meeting shall be held at the principal office of the corporation in Arkansas.

SECTION 6. Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two (2) days prior to the meeting by written notice delivered personally or mailed to each director at his/her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, provided the same is so mailed at least five (5) days prior to the meeting. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is dispatched by the telegraph company. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 7. Quorum; Vote Required for Action. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by applicable law. If less than a quorum, but at least one-third (1/3), of the directors is present at any meeting, then a majority of the directors present may vote to adjourn such meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except in cases in which the Articles of Incorporation or these Bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by a Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or the absence of all of the foregoing, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 9. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless otherwise provided by applicable law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent or abstention shall be entered in the minutes of the meeting, or unless the director (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (ii) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 12. Informal Action by Directors. Unless the Articles of Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or such committee. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 13. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such. Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV. COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. Committees. The Board of Directors shall have the authority to appoint such regular and special committees as it deems desirable, in addition to the regular committees required by this Article, and may appoint one or more rotating members of any committee at its discretion. The Board of Directors shall designate one member of each committee to serve as chairman. Each committee must have two or more members, each of whom shall serve at the pleasure of the Board of Directors, and only members of the Board of Directors may serve on a committee. The regular committees designated in this Article shall be appointed at the organizational meeting of the Board of Directors each year.

SECTION 2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V. OFFICERS

SECTION 1. Number. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, as well as such other officers as may from time to time be designated by the Board of Directors. The President shall be the chief executive officer and chief administrator of the corporation, and in the President’s absence, disability, or resignation or removal from office, the President shall be succeeded in office by the Vice-President, who shall administer the affairs of the corporation until a successor to the President is elected or until the President resumes his duties of office, whichever the case may be. The Secretary shall keep the records of the corporation and the shareholders, along with the minutes of the meetings of the stockholders and directors, and the Treasurer shall be responsible for the funds and general financial affairs of the corporation. Such officers as deemed necessary, but never less officers than President and Secretary, shall be elected by the Board of Directors and shall serve for a term of one year, or until their successors are duly elected and qualified. Any number of offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is reasonably practical. Each officer shall hold office until his or her successor is duly elected and qualified, or until death, resignation or removal from office in the manner provided herein.

SECTION 3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights whatsoever.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the shareholders and the Board of Directors. The President shall be authorized to sign, with or without the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by applicable law to be otherwise signed or executed; and in general the President shall perform all duties normally performed by presidents of like companies, along with such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 6. Vice-President. In the absence of the President or in event of the President’s death, incapacity, resignation or other inability or refusal to act, the Vice President, if a Vice-President has been elected shall perform the duties of the President, and when so acting shall have all the powers of, and shall be subject to all the restrictions upon the President. The Vice President, if a Vice President has been elected, shall perform all duties normally performed by vice presidents of like companies, along with such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as otherwise required by applicable law; (c) serve as custodian of the corporate records and of the seal the corporation, if any; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, as well as its general financial affairs; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. The President or Vice President shall have the authority to enter into contracts in the ordinary and customary course of the corporation, but shall have no such authority with respect to any contract outside the ordinary and customary course of the corporation’s business in the absence of due authorization by proper resolution of the Board of Directors.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES

AND THE TRANSFER THEREOF

SECTION 1. Certificates for Shares. Certificates representing shares of stock in the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by applicable law and by the Board of Directors and sealed with the corporate seal, if any. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as these Bylaws and the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of stock in the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 3. Lost, Destroyed or Mutilated Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which is alleged to have been lost, destroyed or mutilated, and the corporation may require the owner thereof, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

ARTICLE VIII. INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

SECTION 1. Right to Indemnification. (a) Each person (including here and hereinafter, the heirs, executors, administrators, and estate of such person) (1) who is or was a director or officer of the corporation, (2) who is or was an employee or agent of the corporation other than an officer and to whom the corporation has specifically and expressly agreed in writing to provide indemnification, (3) who is or was serving at the request of the corporation as a director, officer, or partner of another corporation, partnership, joint venture, trust or other enterprise or (4) who is or was serving at the request of the corporation as an employee, agent or representative of another corporation, partnership, joint venture, trust or other enterprise and to whom the corporation has specifically and expressly agreed in writing to provide indemnification shall be indemnified by the corporation as of right to the fullest extent permitted or authorized by the Arkansas Business corporation Act of 1987 (sometimes referred to herein as the “1987 Act”) or subsequent legislation (but in the case of any such subsequent legislation, only to the extent that it permits the corporation to provide broader indemnification rights than permitted prior to such legislation), against any liability or expense awarded or assessed against such person or incurred by such person or paid or to be paid by such person in settlement thereof, in such person’s capacity as such director, officer, employee or agent or arising out of his status as such director, officer, employee, or agent, including expenses and amounts paid by such person in settlement of any proceeding asserted or brought against such person by or in the right of any person, including the corporation, in any such capacity or arising out of his status as such. Each director, officer, employee, or agent of the corporation to whom indemnification rights under this Article have been or may be granted is referred to herein as an “Indemnified Person.”

(b) The Board of Directors may, upon approval of such director, officer, employee, or agent of the corporation, authorize the corporation’s counsel to represent such person in any proceeding, whether or not the corporation is a party to such proceeding.

(c) Notwithstanding the foregoing, except as specified in Section 3 of this Article, the corporation shall indemnify an Indemnified Person in connection with a proceeding for part thereof) initiated by such Indemnified Person only if authorization for such proceeding (or part thereof) was not denied by the Board of Directors of the corporation prior to sixty (60) days after receipt by the corporation of written notice thereof from such person.

SECTION 2. Advancement of Expenses. Costs, charges and expenses incurred by an Indemnified Person described in clauses “1” and “3” of Section 1 of this Article in defending a proceeding shall be paid by the corporation to the fullest extent permitted or authorized by the 1987 Act or subsequent legislation (but in the case of any such subsequent legislation, only to the extent that it permits the corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation) in advance of the final disposition of such proceeding, within fourteen (14) days after the receipt by the corporation of a written statement from the person seeking such advance requesting such an advancement together with an undertaking, if required by law at the time of such advance, by or on behalf of the person seeking such advance, to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. In the case of Indemnified Persons described in clauses “2” and “4” of Section 1 of this Article, advancements of costs, charges and expenses may be made upon such terms and conditions as the Board of Directors deems appropriate.

SECTION 3. Procedure for Indemnification and Obtaining Advancement of Expenses. Any indemnification for liabilities and expenses or advancement of expenses under this Article shall be made promptly, and, in the case of indemnification, in any event within sixty (60) days of receipt by the corporation of the written request of the Indemnified Person, or, in the case of advancement of expenses, as set forth in Section 2 of this Article. If the corporation denies such request in whole or in part or if no disposition thereof is made within the applicable time limit or if the corporation otherwise fails to provide indemnification or advancement as provided for in this Article, and despite any contrary determination by or on behalf of the corporation in the specific case, the Indemnified Person may enforce his or her right to indemnification or advancement, or both, in an appropriate proceeding brought in a court of competent jurisdiction and shall be entitled to such indemnification or advancement, or both, as the court by order shall direct. Such person’s reasonable expenses in obtaining court-ordered indemnification or advancement shall be reimbursed by the corporation. No such contrary determination by or on behalf of the corporation shall be a defense to such proceeding or create a presumption that the claimant has not met the applicable standard of conduct, if any, for indemnification or for an advancement pursuant to Section 1 or Section 2 of this Article. It shall be a defense to any such action that the claimant has not met the applicable standard of conduct, if any, pursuant to Section 1 or Section 2 of this Article.

SECTION 4. Other Rights; Continuation of Right to Indemnification and Advancements. The rights to indemnification and rights to advancements provided by this Article shall not be deemed exclusive of any other or further rights to which a person seeking indemnification or advancements maybe entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, either as to action taken or omitted to be taken in such person’s official capacity or as to action taken or omitted to be taken in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, All rights to indemnification and to advancements of expenses under this Article shall be deemed to be a contract between the corporation and all Indemnified Persons. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the 1987 Act or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of an Indemnified Person or the obligations of the corporation arising hereunder for claims relating to matters occurring prior to such repeal or modification.

SECTION 5. Insurance and Other Arrangements. The corporation may maintain insurance, at its expense, to protect itself and/or any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by such person or on his or her behalf in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the obligation or would have the legal power to directly indemnify such person against such liability. The corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

SECTION 6. Separability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnified Person, as to liabilities and expenses, and amounts paid or to be paid in settlement with respect to any proceeding, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7. Terms. For purposes of this Article and in each case without limiting the generality thereof, the term “other enterprises” includes employee benefit plans; the term “expenses” includes reasonable counsel fees; the term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed on a person with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; and the term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative.

ARTICLE IX.

DIRECT REPORTING TO BOARD OF DIRECTORS

For so long as the corporation maintains one or more licenses for child care issued by the State of Arkansas or any other governmental agency, the corporation shall maintain in place a policy that requires the employee, supervisor, administrator or director, whether directly employed by the corporation or serving as an independent contractor, designated or acting as the administrator or director of any child care facility operated by the corporation to directly report any incidents that give rise to a deficiency in meeting the applicable laws, rules or regulations regarding the operation of such facility to the members of the Board of Directors simultaneously with giving notice of the same to the officer or other supervisor or manager to whom they would otherwise be required to report such incident to.

ARTICLE X. MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the corporation shall be the same as the fiscal year utilized by the corporation for federal income tax reporting purposes.

SECTION 2. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Articles of Incorporation.

SECTION 3. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All waivers of notice shall be filed with the minutes of the meeting.

SECTION 4. Inspection of Bylaws. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection to all shareholders during normal business hours.

SECTION 5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s votes are counted for such purposes, if: (1) the material facts regarding such person’s relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors constitute less than a quorum; provided, however, that the contract or transaction may not be authorized, approved, or ratified by a single director; or (2) the material facts as to such person’s relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (3) the contract or transaction is fair to the corporation. If a majority of the disinterested directors vote to authorize, approve, or ratify the contract or transaction, a quorum shall be deemed present for purpose of taking action under this Section 6. If the contract or the transaction is approved by shareholders, the shares owned by or voted under the control of an interested director or an interested corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall not be counted in the vote of shareholders. The vote of such shares, however, shall be counted in determining whether the transaction or contract is approved under the Articles of Incorporation or the Arkansas Business Corporation Act of 1987. A majority of the shares that are entitled to be counted in a vote on the transaction or contract under this Section 6 constitutes a quorum for the purpose of taking action under this Section 6.

SECTION 6. Form of Records. Any records maintained by the corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7. Amendments of Bylaws. Subject to the laws of the State of Arkansas and the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Arkansas, the Articles of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

The foregoing bylaws were adopted by the Board of Directors of the corporation effective June 21, 2006.